U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Filed pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 2, 2006

BIOVEST INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-11480	41-1412084
(Commission File Number)	(I.R.S. Employer Identification Number)

377 Plantation Street

Worcester MA 01605

(Address of Principal Executive Office) (Zip Code)

508-793-0001

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 2, 2006, Biovest International, Inc. (the “Company”) along with its wholly-owned subsidiary, Biovax, Inc., entered into an Amendment and Consent to Release (the “Amendment”) with Laurus Master Fund, Ltd. (“Laurus”). The Amendment amends the Restricted Account Agreement and Side Letter Agreement entered into by the Company and Laurus on March 31, 2006 (the “Agreements”) to permit the release to the Company from the Restricted Account of the sum of $2,500,000 (the “Release”) prior to the satisfaction of the preconditions for such Release as set forth in the Agreements.

The Amendment further sets forth commitments on the part of the Company and outlines corresponding events of default related to those commitments with regard to consummation of New Market Tax Credit enhanced financings and the use of the proceeds being released. The Amendment is attached as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

a.	Not applicable

b.	Not applicable

c.	Not applicable

d.	See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BIOVEST INTERNATIONAL, INC.
(Registrant)

Date: August 8, 2006	/s/ James A. McNulty
James A. McNulty, CPA
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment and Consent to Release dated August 2, 2006